LONG ISLAND HIGH TECHNOLOGY INCUBATOR AT STONY BROOK

25 HEALTH SCIENCES DRIVE, STONY BROOK, NEW YORK 11790-3350
PHONE: 631-444-8800 FAX: 631-444-8825 EMAIL: INBOX@LIHTI.ORG WWW.LIHTI.ORG

February 13, 2007

Mr. Robert Rodriguez
President
Cornerstone Pharmaceuticals, Inc.
25 East Loop Road, P.O. Box 122
Stony Brook, NY 11790-3350

Dear Mr. Rodriguez:

In accordance with your lease dated 28 February 2001, the Long Island High Technology Incubator, Inc. hereby renews your lease for one additional year.

The term of the renewal is from 1 March 2007 to 28 February 2008 for labs 122 and 124. The annual rent is $21.00 per square foot. The company now occupies a total of 1,000 square feet. The annual cost will be $21,000, or $1,750 per month. In addition, there is a monthly energy surcharge of $3.00 per square foot or $250 per month.

All other conditions set forth in the original lease remain in effect for the renewal period. Please note that the rent is due not later than the 5th day of the month. I am sending two original copies of this letter. Please sign and return one to our office indicating your acceptance of this agreement.

Very truly yours,

Judith M. McEvoy, President

Robert Rodriguez, President
Cornerstone Pharmaceuticals, Inc.

Acceptance Signature

2-16-07
Date